Exhibit 23.2



                        Consent of Independent Auditors





     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended 1997 Stock Option and Incentive Plan of SL Green Realty Corp. (the "Company") of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of the Company, included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.





                                                       /s/ Ernst & Young LLP









     New York, New York
     June 5, 2002